Exhibit 99.77Q3.1

July 22, 2015

Certification by the Chief Compliance Officer

SEC File No. 812-13877

In accordance with Condition 31 of the Notice of Application under section 7(d) of the Investment Company Act of 1940 dated May 22, 2013, for the order granted by the Securities and Exchange Commission to permit ASA Gold and Precious Metals Limited (“ASA”) to make changes to its custodial arrangements without prior Commission approval, hold assets and conduct certain securities transactions in specified foreign countries, as well as permit the Company and certain other persons to designate CT Corporation System in the US to accept service of process, I hereby certify pursuant to item 77Q3 of Form N-SAR that the Company and its Board have established procedures reasonably designed to achieve compliance with Conditions 22, 25 and 26 regarding the location of ASA’s assets.

By:	/s/ Deborah Djeu
Deborah Djeu
Chief Compliance Officer

400 S. El Camino Real, Suite 710, San Mateo, CA 94402
Phone: 650-376-3135 – Fax: 650-376-3734 – email: info@asaltd.com